EXHIBIT 23(A)




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



The Board of Directors
The Travelers Insurance Company and The Travelers Life and Annuity
Company:


We consent to the use of our reports with respect to The Travelers Insurance Company incorporated by reference herein. Our reports refer to changes in the Company's methods of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004, for variable interest entities in 2003, and for goodwill and intangible assets in 2002.

We also consent to the use of our reports with respect to The Travelers Life and Annuity Company also incorporated by reference herein. Our reports refer to changes in the Company's methods of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004 and for goodwill and intangible assets in 2002.

/s/ KPMG LLP
Hartford, Connecticut
April 11, 2005